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                                                              EXHIBIT (A)(1)(VI)

                               AMREP CORPORATION
                              641 LEXINGTON AVENUE
                               NEW YORK, NY 10022


                             ----------------------

                          IMMEDIATE ATTENTION REQUIRED

                             ----------------------


To Participants in the AMREP Corporation Employee
     Stock Ownership Plan

       Re:  AMREP Corporation Tender Offer

Dear Participant:

      AMREP Corporation (the "Company") announced on May 2, 2000, that the Company's Board of Directors has approved a plan to repurchase up to 725,000 shares of its common stock (the "Shares"). In this repurchase plan, called a modified Dutch Auction tender offer, shareholders have an opportunity to sell their Shares at a price which will be not greater than $7.00 nor less than $5.25 per share. After Shares are tendered by shareholders, the Company selects a price within that range and buys back Shares that have been tendered at or below such price.

      Enclosed are the tender offer materials and a Direction Form that require your immediate attention. These materials contain important information about the tender offer and should be carefully reviewed.

      The Company's Employee Stock Ownership Plan ("ESOP Plan") was merged into the Company's Savings and Salary Deferral Plan (the "Savings Plan") in 1993 and the Trustee of the Savings Plan ("Trustee") holds the Shares (the "ESOP Shares") issued under the ESOP Plan which are allocated to the accounts of ESOP Plan participants ("ESOP Participants"). Our records show that you are an ESOP Participant. As described below, each ESOP Participant has the right, by instructing the Administrative Committee under the Savings Plan (the "Committee"), to determine whether and on what terms to tender ESOP Shares allocated to the ESOP Participant's account.

      IF YOU WISH TO PARTICIPATE IN THE TENDER OFFER, YOU SHOULD COMPLETE THE ENCLOSED DIRECTION FORM AND RETURN IT IN THE ENCLOSED RETURN ENVELOPE SO THAT IT IS RECEIVED BY 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 2, 2000. PLEASE COMPLETE AND RETURN THE DIRECTION FORM EVEN IF YOU DECIDE NOT TO PARTICIPATE IN THE TENDER OFFER.

      NONE OF THE COMPANY, ITS BOARD OF DIRECTORS, THE COMMITTEE, OR ANY OTHER PARTY MAKES ANY RECOMMENDATIONS AS TO WHETHER TO DIRECT THE TENDER OF SHARES, THE PRICE AT WHICH TO TENDER, OR WHETHER TO REFRAIN FROM DIRECTING THE TENDER OF SHARES. EACH PARTICIPANT MUST MAKE HIS OR HER OWN DECISION ON THESE MATTERS.

      This letter summarizes the transaction and the procedures for completing the Direction Form. However, you are urged to review the more detailed explanation provided in the Offer to Purchase and the related Letter of Transmittal enclosed with this letter.

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BACKGROUND

      The Company has made a tender offer to purchase up to 725,000 Shares at a price not greater than $7.00 nor less than $5.25 per share. The enclosed Offer to Purchase, dated May 4, 2000 ("Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") set forth the objectives, terms and conditions of the Offer.

      The Offer extends to the approximately 12,900 ESOP Shares. While only the Trustee has the power to cause ESOP Shares to be tendered or not tendered, ESOP Participants are being given the right to direct whether or not the ESOP Shares allocable to the ESOP Participant's account should be tendered.

      The Trustee will be instructed to follow the direction of the Committee concerning the tendering of ESOP Shares. The Committee in turn will follow the directions of ESOP Participants which are given in properly completed Direction Forms that are timely received. The Trustee will be instructed NOT to tender ESOP Participant's ESOP Shares for which the Committee has not received timely instructions from ESOP Participants. PLEASE NOTE THAT THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ESOP SHARES. THE DIRECTION FORM MUST BE USED TO DIRECT THE TENDER ESOP SHARES.

HOW THE OFFER WORKS

      The details of the Offer are described in the enclosed materials, which you should review carefully. However, in broad outline, the transaction will work as follows with respect to ESOP Participants.

      - The Company has offered to purchase up to 725,000 of its Shares at a single per share price to be determined by it not greater than $7.00 nor less than $5.25 (the "Purchase Price").

      - If you want any of the ESOP Shares allocated to your account sold on the terms and subject to the conditions of the Offer, you need to instruct the Committee by completing the enclosed Direction Form and returning it in the enclosed return envelope.

      - As described in Section 1 of the Offer to Purchase, if fewer than all Shares validly tendered at or below the Purchase Price (as defined in the Offer to Purchase) and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) are to be purchased, the Shares purchased first will consist of all Shares tendered by "Odd Lot Owners" who validly tendered all of their Shares at or below the Purchase Price. "Odd Lot Owners" are shareholders, including ESOP Participants, who owned beneficially as of the close of business on May 4, 2000 and continue to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (including ESOP Shares credited to such ESOP Participants' accounts). Partial tenders of Shares will not qualify for this preference and this preference will not be available unless the section captioned "Odd Lots" in the Direction Form is completed.

      - If you want to tender any of your ESOP Shares you need to indicate on the Direction Form that you wish to tender a stated number (or all) of the ESOP Shares allocated to your account, either (i) at the Purchase Price determined by the Company or (ii) at a per Share price determined by you (in multiples of $.125) which is not greater than $7.00 nor less than $5.25.

      - FOR THE TRUSTEE TO MAKE A TIMELY TENDER OF THE ESOP SHARES ALLOCABLE TO YOUR ACCOUNT, YOU MUST COMPLETE AND RETURN THE ENCLOSED DIRECTION FORM IN THE RETURN ENVELOPE SO THAT IT IS RECEIVED BY THE COMMITTEE AT THE ADDRESS ON THE RETURN ENVELOPE NOT LATER THAN 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 2, 2000. If the Committee does not receive a completed, signed original Direction Form from you by such deadline, the Trustee will NOT tender any of your ESOP Shares.


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      -     After the Expiration Date the Company will determine the Purchase
            Price. Unless the Offer is terminated or amended in accordance with its terms, the Company will then buy all of the Shares, up to 725,000, that were tendered at the Purchase Price or below.

      - If you direct the tender of any ESOP Shares allocable to your account at a price in excess of the Purchase Price, those Shares will not be purchased.

      - If there is an excess of Shares tendered at or below the Purchase Price, Shares tendered pursuant to the Offer may be subject to proration as set forth in Section 1 of the Offer to Purchase. However, as described above, all Shares tendered by ESOP Participants who are Odd Lot Owners and complete the section captioned "ODD LOTS" in the Direction Form will be purchased without proration.

      - IMPORTANT: IF THE ESOP SHARES ALLOCATED TO YOUR ACCOUNT ARE REPURCHASED BY THE COMPANY, THE PROCEEDS WILL BE REINVESTED IN FOR YOUR ACCOUNT IN ACCORDANCE WITH THE PROVISIONS OF THE SAVINGS PLAN AS SOON AS ADMINISTRATIVELY POSSIBLE.

PROCEDURE FOR TENDERING ESOP SHARES

      You must complete, sign and return the enclosed Direction Form in the return envelope so that it is received at the address listed on the enclosed return envelope not later than 12:00 Midnight, New York City time, on June 2, 2000, unless extended. If your Direction Form is not received by this deadline, or if it is not fully or properly completed, the ESOP Shares allocable to your individual account will not be tendered. You may call Peter M. Pizza at (212) 705-4700 to find out the number of ESOP Shares allocated to your account.

      To properly complete your Direction Form, you must do the following:

      (1) At the bottom of page 1 of the Direction Form, check Box 1 or Box 2. CHECK ONLY ONE BOX. Make your decision which box to check as follows:

      - CHECK BOX 1 if you do NOT want the ESOP Shares allocable to your individual account tendered for sale at any price and simply want the Savings Plan to continue holding such Shares.

      - CHECK BOX 2 in all other cases and EITHER (i) set forth opposite Box 2 the number of ESOP Shares you wish to tender and indicate the purchase price at which you wish to tender by completing the section on page 2 entitled "PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED", OR (ii) if you are an Odd Lot Owner and wish to tender all ESOP Shares allocable to your account, complete the section on page 2 entitled "ODD LOTS".

      (2) Date and sign the Direction Form on page 3 and give your address and social security number in the spaces provided.

      (3) Return the Direction Form in the enclosed return envelope so that it is received by the Committee at the address on the return envelope not later than 12:00 Midnight, New York City time, on June 2, 2000. Please complete and return the Direction Form even if you decide not to participate in the Offer. NO FACSIMILE TRANSMITTALS OF THE DIRECTION FORM WILL BE ACCEPTED.

      Your direction will be deemed irrevocable unless withdrawn by 12:00 Midnight, New York City time, on June 2, 2000. In order to make an effective withdrawal, you must submit a new Direction Form, which may be obtained by calling Peter M. Pizza at (212) 705-4700. Your new Direction Form must include your name,


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address and Social Security number and be signed by you. Upon receipt by the
Committee of such a new Direction Form, your previous direction will be deemed cancelled.

      PLAN PARTICIPANTS WILL NOT RECEIVE ANY PORTION OF THE TENDER PROCEEDS DIRECTLY. ALL SUCH PROCEEDS WILL REMAIN IN THE SAVINGS PLAN AND MAY BE WITHDRAWN ONLY IN ACCORDANCE WITH THE TERMS OF THE SAVINGS PLAN.

      For federal income tax purposes, no gain or loss will be recognized by ESOP Participants in the Savings Plan as a result of the tender or sale of ESOP Shares. However, certain tax benefits that may otherwise be available in connection with the future withdrawal or distribution of ESOP Shares from the Savings Plan may be adversely affected if ESOP Shares are tendered and sold. Specifically, under current federal income tax rules, if an ESOP Participant receives a distribution of ESOP Shares in kind as part of a "lump sum" withdrawal or distribution, the excess of the fair market value of the ESOP Shares on the date of such withdrawal or distribution over the cost to the ESOP Plan of those ESOP Shares is excluded from the value of the withdrawal or distribution for purposes of determining the participant's federal income tax liability with respect to the withdrawal or distribution. Any excess in market value over the cost will be taxed to the extent realized when the ESOP Shares are sold as long-term capital gain. If you direct the Committee to tender ESOP Shares allocable to your individual account in the Offer, you may adversely affect your ability to take advantage of this tax benefit. If you direct the Committee not to tender any Shares attributable to your individual account, the cost of Shares attributable to your individual account will not be affected.

SHARES OTHER THAN ESOP SHARES

      If you hold Shares directly or through a broker, you will receive, under separate cover, tender offer materials directly from the Company or the broker, which can be used to tender such Shares. Those tender offer materials may not be used to direct the Committee to tender or not tender the ESOP Shares. The direction to tender or not tender ESOP Shares allocable to your account may only be made in accordance with the procedures in this letter.

FURTHER INFORMATION

      If you require additional information concerning the terms and conditions of the Offer or the procedure to tender ESOP Shares, please contact Peter M. Pizza at (212) 705-4700.

                                        Sincerely,

                                        AMREP Corporation


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                                 DIRECTION FORM

                            FOR PARTICIPANTS IN THE
                AMREP CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN

      BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE ACCOMPANYING
              OFFER TO PURCHASE AND ALL OTHER ENCLOSED MATERIALS.

      The undersigned acknowledges receipt of the letter of AMREP Corporation (the "Company"), the Offer to Purchase, dated May 4, 2000, and the related Letter of Transmittal (which Offer to Purchase and Letter of Transmittal, as amended from time to time, together constitute the "Offer") in connection with the Offer by AMREP Corporation to purchase up to 725,000 shares of its common stock, par value $.10 per share (the "Shares"), at a price not greater than $7.00 nor less than $5.25 per Share, upon the terms and subject to the conditions of the Offer.

      This will instruct the Administrative Committee under the AMREP Corporation Savings and Salary Deferral Plan (the "Savings Plan") to tender to the Company the number of Shares indicated below that are allocated to the account of the undersigned (the "ESOP Shares"), at the price per Share indicated, upon the terms and subject to the conditions of the Offer.

      The undersigned understands that, for any ESOP Shares allocated to the account of the undersigned that are tendered and purchased by the Company, the Company will pay cash to the Trustee, and the Trustee will credit such investment to the undersigned's account and reinvested in accordance with the provisions of the Savings Plan.

                                  INSTRUCTIONS

      Carefully complete the form below, print your name, address and Social Security number and date and sign in the spaces provided. Enclose this Direction Form in the accompanying return envelope and mail it promptly. YOUR DIRECTION FORM MUST BE RECEIVED BY THE COMMITTEE AT THE ADDRESS ON THE RETURN ENVELOPE NOT LATER THAN 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 2, 2000. PLEASE COMPLETE AND RETURN THE DIRECTION FORM EVEN IF YOU DECIDE NOT TO PARTICIPATE IN THE OFFER. Direction Forms that are not fully or properly completed, dated, and signed, or that are received after the deadline, will be disregarded, and the ESOP Shares allocated to your account will not be tendered.

      NONE OF THE COMPANY, ITS BOARD OF DIRECTORS, THE COMMITTEE, OR ANY OTHER PARTY MAKES ANY RECOMMENDATIONS AS TO WHETHER TO DIRECT THE TENDER OF SHARES, THE PRICE AT WHICH TO TENDER, OR WHETHER TO REFRAIN FROM DIRECTING THE TENDER OF SHARES. EACH PARTICIPANT MUST MAKE HIS OR HER OWN DECISION ON THESE MATTERS.

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                              (CHECK ONLY ONE BOX)

1.  / /     Please refrain from tendering and direct the Trustee to continue to
            HOLD all ESOP Shares allocated to my account.

2.  / /     Please direct the Trustee to tender ______ of the ESOP Shares allocated to my account [insert in the blank space either a number or the word "ALL"] at the price set forth below.

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                          PRICE (IN DOLLARS) PER SHARE
                       AT WHICH SHARES ARE BEING TENDERED
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         IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, A SEPARATE
              DIRECTION FORM FOR EACH PRICE SPECIFIED MUST BE USED
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    CHECK ONLY ONE OF THE BOXES BELOW OR, IF AVAILABLE, COMPLETE THE SECTION
            UNDER "ODD LOTS" BELOW. IF MORE THAN ONE BOX IS CHECKED,
      OR IF NO BOX IS CHECKED (UNLESS THE SECTION UNDER "ODD LOTS" BELOW IS AVAILABLE AND HAS BEEN COMPLETED), THERE IS NO VALID TENDER OF ESOP SHARES
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           SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER

    / / The undersigned wants to maximize the chance of having the Company purchase all the ESOP Shares allocated to the account of the undersigned Participant which the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders ESOP Shares at, and is willing to accept, the Purchase Price determined by the Company in accordance with the terms of the Offer. This action could result in receiving a price per Share as low as $5.25 or as high as $7.00.

               CHECK EITHER THE BOX ABOVE OR CHECK ONE BOX BELOW

               SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

/ /  $5.25    / /  $5.50     / /  $5.75    / /  $6.00    / /  $6.25     / /  $6.50    / /  $6.75     / / $7.00

/ /  $5.375   / /  $5.625    / /  $5.875   / /  $6.125   / /  $6.375    / /  $6.625   / /  $6.875


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                                    ODD LOTS

      This section is to be completed ONLY if (i) you are tendering all Shares beneficially owned by you (including all ESOP Shares allocated to your account), and (ii) you owned beneficially as of the close of business on May 4, 2000 and continue to own as of the Expiration Date, an aggregate of fewer than 100 Shares (including all ESOP Shares allocated to your account).

/ / The undersigned hereby tenders ESOP Shares at, and is willing to accept, the Purchase Price determined by the Company in accordance with the terms of the Offer. This action could result in receiving a price per Share as low as $5.25 or as high as $7.00.

               CHECK EITHER THE BOX ABOVE OR CHECK ONE BOX BELOW

               SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

/ /  $5.25    / /  $5.50     / /  $5.75    / /  $6.00    / /  $6.25     / /  $6.50    / /  $6.75     / /  $7.00

/ /  $5.375   / /  $5.625    / /  $5.875   / /  $6.125   / /  $6.375    / /  $6.625   / /  $6.875


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      RETURN THIS DIRECTION FORM IN THE ENCLOSED RETURN ENVELOPE SO THAT IT IS
RECEIVED AT THE ADDRESS ON THE RETURN ENVELOPE NOT LATER THAN 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 2, 2000.

      PLEASE COMPLETE AND RETURN THIS DIRECTION FORM EVEN IF YOU DECIDE NOT TO PARTICIPATE IN THE OFFER. NO FACSIMILE TRANSMITTALS OF THE DIRECTION FORM WILL BE ACCEPTED.

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                                   SIGN HERE

Dated: ______________, 2000
                                        ----------------------------------------
                                                      (Signature)


                                        ----------------------------------------
                                                      (Print Name)


                                        ----------------------------------------
                                                        (Address)


                                        ----------------------------------------
                                                    (Include Zip Code)

                                        Social Security or
                                        Taxpayer ID No. ________________________

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